Unaudited Pro Forma Consolidated Financial Information
On May 13, 2019, Cree, Inc. (“Cree” or the “Company”) completed the previously announced sale (the “Sale”) of Cree Lighting (as defined below) to IDEAL Industries, Inc. (“IDEAL”). Cree Lighting’s historical financial results were reflected as discontinued operations in Cree’s unaudited consolidated financial statements as previously reported in the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2019.
Pursuant to the March 14, 2019 Purchase Agreement between Cree and IDEAL (“Purchase Agreement”) and related ancillary agreements entered into at the closing of the Sale, the Company sold to IDEAL (i) certain manufacturing facilities and equipment, inventory, intellectual property rights, contracts and real estate of the Company comprising the Company’s Lighting Products business unit, which includes the LED lighting fixtures, lamps and corporate lighting solutions business for commercial, industrial and consumer applications, and (ii) all of the issued and outstanding equity interests of E-conolight LLC (“E-conolight”), Cree Canada Corp. and Cree Europe S.r.l., each a wholly owned subsidiary of the Company (collectively “Cree Lighting”). IDEAL also assumed certain liabilities related to Cree Lighting.
The aggregate consideration received consisted of $225 million in cash, subject to certain adjustments, and the potential to receive an earn-out payment based on an adjusted EBITDA metric for Cree Lighting over a 12-month period beginning two years subsequent to the closing of the Sale.
Unaudited Pro Forma Consolidated Financial Information
The unaudited pro forma consolidated statements of (loss) income for the fiscal years ended June 24, 2018, June 25, 2017, and June 26, 2016, were based on and derived from the Company’s historical consolidated financial statements. These unaudited pro forma consolidated statements of (loss) income give effect to the Sale as if it had been consummated on June 29, 2015, the first day of Cree’s fiscal year ended June 26, 2016, adjusted to reflect amounts that were determined to be directly attributable to the Sale, factually supportable and expected to have a continuing impact on the Company’s consolidated results. Actual adjustments, however, may differ significantly from the information presented.

The unaudited pro forma consolidated financial information is intended for informational purposes only, and does not purport to represent what Cree’s financial position or results of operations actually would have been had the Sale been consummated on June 29, 2015, or to project Cree’s financial position or results of operations for any future date or period. This information should be read in conjunction with (i) the audited consolidated financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018, and (ii) the unaudited consolidated financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2019.
Historical Cree
This column represents Cree’s historical consolidated financial statements for each of the periods presented and does not reflect any adjustments related to the Sale.
Cree Lighting
This column was derived from Cree’s audited consolidated financial statements and the related accounting records for the fiscal years ended June 24, 2018, June 25, 2017, and June 26, 2016, and reflects the financial results of Cree Lighting, adjusted to include certain costs directly attributable to Cree Lighting and to exclude general corporate overhead costs.

Additional Pro Forma Adjustments

There are no pro forma adjustments to the Company’s unaudited consolidated statement of loss for the nine months ended March 31, 2019 previously included in the Company’s Quarterly Report on Form 10-Q for such period, as the expected loss on the sale is excluded from the unaudited pro forma consolidated statement of loss because it is non-recurring. The Company believes that the adjustments related to the Sale contained in the unaudited pro forma consolidated statements of (loss) income for the fiscal years ended June 24, 2018, June 25, 2017, and June 26, 2016 contained herein are consistent with the guidance for discontinued operations under U.S. GAAP.

A limited number of pro forma adjustments are required to illustrate the effects of the Sale on the Company’s unaudited consolidated balance sheet as of March 31, 2019. Had the Sale occurred on March 31, 2019, the unaudited pro forma consolidated balance sheet as of March 31, 2019 would have reflected the following additional pro forma adjustments: (a) an increase in the cash balance by $221 million to $677 million from the net cash proceeds, received at the closing of the Sale, which include certain working capital adjustments; (b) an increase in the accrued contract liabilities balance by $14 million to $61 million related to a supply agreement between Cree and IDEAL; and (c) an increase in accumulated deficit by $64 million to $778 million due to the estimated loss on sale, which includes the estimated carrying value of assets sold on that date less proceeds, impact of the cumulative translation adjustment, acceleration of stock-based compensation expense and the supply agreement.
The Company has incurred approximately $8 million in transaction expenses relating to the Sale. These transaction expenses were reflected in the Company’s continuing operations within the unaudited consolidated statement of loss in Cree’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2019.
Estimates used in preparing these additional pro forma adjustments may change as the Company finalizes the accounting for the Sale to be reported in Cree’s Annual Report on Form 10-K for the fiscal year ending June 30, 2019.

Cree, Inc.
Unaudited Pro Forma Consolidated Statement of Loss
Fiscal Year Ended June 24, 2018
(In thousands, except per share data)

	Historical Cree	Cree Lighting	Pro Forma Cree

Revenue, net	$1,493,680	$568,758	$924,922
Cost of revenue, net	1,086,038	463,166	622,872
Gross profit	407,642	105,592	302,050
Operating expenses:
Research and development	164,321	35,905	128,416
Sales, general and administrative	283,489	97,635	185,854
Amortization or impairment of acquisition-related intangibles	30,772	23,622	7,150
Goodwill impairment charges	247,455	247,455	—
Loss on disposal or impairment of long-lived assets	10,692	2,075	8,617
Total operating expenses	736,729	406,692	330,037
Operating loss	(329,087)	(301,100)	(27,987)
Non-operating income, net	11,642	1,246	10,396
Loss before income taxes	(317,445)	(299,854)	(17,591)
Income tax (benefit) expense	(37,522)	(35,965)	(1,557)
Net loss	(279,923)	(263,889)	(16,034)
Net income attributable to noncontrolling interest	45	—	45
Net loss attributable to controlling interest	($279,968)	($263,889)	($16,079)

Loss per share:
Basic	($2.81)		($0.16)
Diluted	($2.81)		($0.16)
Weighted average shares used in per share calculation:
Basic	99,530		99,530
Diluted	99,530		99,530

Cree, Inc.
Unaudited Pro Forma Consolidated Statement of Loss
Fiscal Year Ended June 25, 2017
(In thousands, except per share data)

	Historical Cree	Cree Lighting	Pro Forma Cree

Revenue, net	$1,473,000	$701,467	$771,533
Cost of revenue, net	1,038,428	510,918	527,510
Gross profit	434,572	190,549	244,023
Operating expenses:
Research and development	158,549	44,751	113,798
Sales, general and administrative	277,175	119,568	157,607
Amortization or impairment of acquisition-related intangibles	27,499	24,079	3,420
Loss on disposal or impairment of long-lived assets	2,521	768	1,753
Wolfspeed transaction termination fee	(12,500)	—	(12,500)
Total operating expenses	453,244	189,166	264,078
Operating (loss) income	(18,672)	1,383	(20,055)
Non-operating income, net	14,008	1,022	12,986
(Loss) income before income taxes	(4,664)	2,405	(7,069)
Income tax expense	93,454	14,647	78,807
Net loss	($98,118)	($12,242)	($85,876)

Loss per share:
Basic	($1.00)		($0.87)
Diluted	($1.00)		($0.87)
Weighted average shares used in per share calculation:
Basic	98,487		98,487
Diluted	98,487		98,487

Cree, Inc.
Unaudited Pro Forma Consolidated Statement of (Loss) Income
Fiscal Year Ended June 26, 2016
(In thousands, except per share data)

	Historical Cree	Cree Lighting	Pro Forma Cree

Revenue, net	$1,616,627	$889,133	$727,494
Cost of revenue, net	1,129,553	656,712	472,841
Gross profit	487,074	232,421	254,653
Operating expenses:
Research and development	168,848	46,388	122,460
Sales, general and administrative	283,052	131,936	151,116
Amortization or impairment of acquisition-related intangibles	28,732	25,818	2,914
Loss on disposal or impairment of long-lived assets	16,913	2,426	14,487
Total operating expenses	497,545	206,568	290,977
Operating (loss) income	(10,471)	25,853	(36,324)
Non-operating (expense) income, net	(13,035)	573	(13,608)
(Loss) income before income taxes	(23,506)	26,426	(49,932)
Income tax (benefit) expense	(1,970)	8,578	(10,548)
Net (loss) income	($21,536)	$17,848	($39,384)

Loss per share:
Basic	($0.21)		($0.39)
Diluted	($0.21)		($0.39)
Weighted average shares used in per share calculation:
Basic	101,783		101,783
Diluted	101,783		101,783